EQUITY REGISTRATION RIGHTS AGREEMENT


          EQUITY REGISTRATION RIGHTS AGREEMENT, dated as of August 2, 1996
(this "Agreement"), by Homeland Holding Corporation, a Delaware corporation (the "Company"), for the benefit of the beneficial owners as of the Confirmation
Date (as such term and other capitalized terms are defined in Section 1.1) of Old Common Stock (the "Old Equity Holders").

          WHEREAS, the Company and Homeland Stores, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Homeland"), filed a Joint Plan of Reorganization with the United States Bankruptcy Court, District of Delaware (the "Bankruptcy Court") on May 13, 1996 (the "Plan");

          WHEREAS, the Plan was accepted by, among others, the holders of the requisite percentage and amount of the Old Common Stock (designated as "Class 7 Interests" under the Plan), and the Bankruptcy Court entered an order confirming the Plan on July 19, 1996 (the "Confirmation Date");

          WHEREAS, the Plan became effective on August 2, 1996 (the "Effective Date"); and

          WHEREAS, pursuant to the Plan, (i) the Old Equity Holders are to receive an aggregate 250,000 shares of Common Stock (the "Original Shares") and warrants to purchase an aggregate 263,158 shares of Common Stock (the "Original Warrants" and, together with the Original Shares, the "Original Securities") in exchange for their Old Common Stock and (ii) registration rights are to be granted to the Old Equity Holders with respect to such Original Securities on the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Company agrees, and each Old Equity Holder by receipt of its Original Securities pursuant to the Plan is deemed to agree, as follows:



                                   DEFINITIONS

               SECTION 1.1 Definitions. As used herein, the following terms shall have the meanings indicated:

               "Bankruptcy Court" shall have the meaning given in the recitals to this Agreement.

               "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.
Unless specifically stated as a Business Day, all days referred to herein shall mean calendar days.

               "Common Stock" shall mean the common stock, par value $.01 per share, of the Company after the Company's Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware pursuant to the Plan and any and all securities of any kind whatsoever of the Company which may be issued after such filing with respect to, or in exchange for, shares of Common Stock pursuant to a merger, consolidation, reclassification, stock split, stock dividend, rights offering, combination, recapitalization of the Company or otherwise.

               "Complying Response" shall mean, with respect to any Registration, each written request (other than an Initial Request) submitted by a Remaining Class 7 Holder in connection with such Registration that (i) complies with Section 2.1(c) and (ii) is received by the Company within 15 Business Days from the date on which the Company shall have given notice of the Initial Request for such Registration pursuant to Section 2.1(a).

               "Confirmation Date" shall have the meaning given in the recitals to this Agreement.

               "Designated Securities" shall mean, with respect to any Participating Holder in connection with any Registration, the Registrable Securities of such Participating Holder requested for inclusion in such Registration in compliance with Section 2.1(c).

               "Effective Date" shall have the meaning given in the recitals to this Agreement.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "Included Securities" shall mean, with respect to any Registration, all of the Designated Securities requested for inclusion in such Registration or, in the case of a Registration in connection with an Underwritten Offering, any lesser number of securities to which such Registration may be limited pursuant to Section 2.1(h).

               "Initial Request" shall have the meaning given in Section
2.1(a).

               "Managing Underwriter" shall have the meaning given in
Section 2.1(g).

               "NASD" shall mean the National Association of Securities Dealers, Inc.

               "Old Common Stock" shall mean the Company's Common Stock, par value $.01 per share, which was exchanged for the Original Securities pursuant to the Plan.

               "Old Equity Holders" shall have the meaning given in the recitals to this Agreement.

               "Original Securities" shall have the meaning given in the recitals to this Agreement.

               "Original Shares" shall have the meaning given in the recitals to this Agreement.

               "Original Warrants" shall have the meaning given in the recitals to this Agreement.

               "Participating Holder" shall mean, with respect to any Registration, each Remaining Class 7 Holder that shall have submitted the Initial Request or a Complying Response in connection with such Registration.

               "Permitted Transferee" shall mean a Transferee that satisfies the eligibility, notice and other requirements set forth in Section 2.1(b)(ii).

               "Person" shall mean any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, or other entity of whatever nature.

               "Plan" shall have the meaning given in the recitals to this Agreement.

               "Qualifying Old Equity Holder" shall mean an Old Equity Holder that satisfies the notice requirements set forth in Section 2.1(b)(i).

               "Registrable Securities" shall mean, at any time, (i) all Original Securities owned beneficially by either Old Equity Holders or Permitted Transferees, (ii) all shares of Common Stock issuable upon exercise of the Original Warrants and (iii) all securities that at the time of issuance were issued in respect of Registrable Securities to the Remaining Class 7 Holder of such Registrable Securities by way of a stock dividend or stock split or in connection with a combination of shares, reclassification, rights offering recapitalization, merger, consolidation, other reorganization or otherwise, provided that such securities are owned beneficially by either Qualifying
Old Equity Holders or Permitted Transferees.

               "Registration" shall mean any registration of Registrable Securities by the Company with the SEC under the Securities Act pursuant to
Section 2.1(a).

               "Registration Document" means any Registration Statement and any prospectus included therein (including any preliminary prospectus) and any amendment or supplement to such Registration Statement or prospectus, in each case, including all exhibits thereto and documents incorporated by reference therein.

               "Registration Expenses" shall mean all expenses incident to any Registration, whether or not such Registration shall become effective and whether or not all or a portion of the Registrable Securities originally requested to be included in such Registration are ultimately included in such Registration, including, but not limited to: (i) all SEC and stock exchange or NASD registration and filing fees and expenses; (ii) all fees and expenses of compliance with applicable state securities or "blue sky" laws (including, but not limited to, reasonable fees and disbursements of counsel for the Managing Underwriter, if any, in connection with "blue sky" qualifications of the Included Securities); (iii) all word processing, duplicating, printing expenses, messenger and delivery expenses; (iv) all fees and expenses incurred in connection with the listing of the Included Securities on each securities exchange or national market system on which the Common Stock is then listed; (v) all fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit and "cold comfort" letters required by or incident to such performance and compliance); (vi) all fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including the fees and expenses of any "qualified independent underwriter" required by the NASD); (vii) the reasonable fees and expenses of one counsel retained by Participating Holders owning a majority in number of the Included Securities (which counsel shall be reasonably satis factory to the Company); (viii) the reasonable fees and expenses of any special experts or other Persons retained by the Company; and (ix) premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Included Securities. The foregoing shall not include any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Included Securities by Participating Holders.

               "Registration Statement" shall mean a registration statement under the Securities Act.

               "Registration Trigger Amount" shall mean either (i) 125,000 Original Shares or (ii) 131,579 Original Warrants.

               "Remaining Class 7 Holder" shall mean, at any time, (i) each Qualifying Old Equity Holder that is at such time the beneficial owner of any Registrable Securities and (ii) each Permitted Transferee that is at such time the beneficial owner of any Registrable Securities.

               "Required Included Securities" shall mean, at any time that number of Included Securities by which the aggregate Included Securities at such time exceed the Requisite Class 7 Percentage plus one Included Security.

               "Revocation Notice" shall have the meaning given in Section
2.1(j).

               "Rule 144" shall mean Rule 144 of the General Rules and Regulations promulgated under the Securities Act, or any successor rule to similar effect.

               "Rule 144A" shall mean Rule 144A of the General Rules and Regulations promulgated under the Securities Act, or any successor rule to similar effect.

               "SEC" shall mean the Securities and Exchange Commission and any successor commission or agency having similar powers.

               "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "Transferee" shall mean any beneficial owner of Registrable Securities other than an Old Equity Holder.

               "Underwritten Offering" shall mean a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

               "Warrants" shall mean warrants to purchase the Common Stock, including, without limitation, the Original Warrants.

            SECTION 1.2 Construction. Unless the context otherwise requires, words in the singular include the plural, and in the plural include the singular and "or" is not exclusive.




            SECTION 2.1    Demand Registration.

       (a) Demand Registration Rights. Subject to the terms and conditions of this Agreement (including, without limitation, Sec tions 2.1(b), (c), (d) and (j)), at any one time after the second anniversary of the Effective Date, one or more Remaining Class 7 Holders owning Registrable Securities at such time equal to or exceeding the Registration Trigger Amount may make a written request, which shall comply with Section 2.1(c) (an "Initial Request"), for Registration of all of their Registrable
Securities or any portion thereof, provided that, in the case of a Registration of New Common Stock, the number of shares of New Common Stock requested to be registered shall not be less than 125,000 shares and, in the case of a Registration of New
Warrants, the number of New Warrants requested to be registered shall not be less than 131,579 warrants. Within 10 Business Days after receipt of such Initial Request, the Company shall give written notice thereof to all other Remaining Class 7 Holders and, subject to Section 2.1(c), such other Remaining Class 7
Holders may request the inclusion of their Registrable Securities in such Registration. Thereafter, the Company shall, in accordance with Section 2.4, file a Registration Statement covering the Included Securities and use all reasonable efforts to cause such Registration Statement to become effective.

          (b)     Limitation on Registration Rights.

                    (i) Notwithstanding any other provision of this Agreement, the Company shall have no obligations hereunder to any Old Equity Holder and no Old Equity Holder shall have any rights hereunder (other than an Old Equity Holder listed on Schedule I hereto, each of whom will be deemed to have satisfied the identification requirements set forth in this subsection 2.1(b)) unless and until such Old Equity Holder shall have established to the reasonable satisfaction of the Company (A) that such Old Equity Holder was the beneficial owner as of the Confirmation Date of Old Common Stock and (B) the number of shares and certificate numbers thereof, which facts such Old Equity Holder can so establish by (1) delivering to the Company within 90 days of the Effective Date the written certification as to such facts of the record holder as of the Confirmation Date of such Old Equity Holder's Old Common Stock or (2) such other proof as shall be reasonably satisfactory to the Company.

                    (ii) Notwithstanding any other provision of this Agreement, the Company shall have no obligations hereunder to any Transferee and no Transferee shall have any rights hereunder unless (A) the Original Securities held by such Transferee were originally owned by a Qualifying Old Equity Holder and each subsequent Transferee of such Original Securities (including, without limitation, the Person from whom such Transferee purchased or acquired such Original Securities) has complied timely with the requirements set forth in clauses (B) and (C) of this Section 2.1(b)(ii), (B) within 30 days of such Transferee's acquisition or purchase of such Original Securities, such Transferee delivers to the Company a written certification (signed by an authorized representative of such Transferee) certifying (1) the date of such Transferee's acquisition or purchase of such Original Securities and the number of Original Securities acquired or purchased by such Transferee, (2) the identity (including record and beneficial owner) and mailing address of such Transferee and the Person from whom such Transferee purchased or acquired such Original Securities, (3) the certificate number(s) of the Original Securities transferred (if reasonably available), (4) to the knowledge of such Transferee, that the Person from whom such Transferee purchased or acquired such Original Securities was, at the time of such purchase or transfer, a Remaining Class 7 Holder (it being understood that such Transferee shall be entitled to rely on a certificate or written representation of such Person in making such certification), and (5) that such securities transferred constitute Registrable Securities and (C) within 30 days of such Transferee's acquisition or purchase of such Original Securities, such Transferee executes and delivers to the Company a supplement, in form and substance reasonably satisfactory to the Company, pursuant to which such Transferee shall agree to be bound by the terms of this Agreement, including, without limitation, Section 2.5.

          (c) Form of Request. Any Remaining Class 7 Holder's request for Registration pursuant to this Section 2.1 shall (i) state the number of Registrable Securities to be included in such Registration, (ii) contain reasonably detailed information as to prior sales of Original Securities by or on behalf of such Remaining Class 7 Holder, (iii) contain an undertaking to
(1) furnish all such information and materials and take all such action as may be reasonably required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain acceleration of the effective date of the Registration
Statement filed in connection with such Registration, (2) update, to the extent required by applicable law, any information about such Remaining Class 7 Holder contained in such Registration
Statement during the period such Registration Statement is effective, (3) indemnify and hold harmless each of the parties specified in Section 2.5(b) to the extent provided in such Section 2.5(b) and to comply with the other provisions of Section 2.5 and (4) comply with all other provisions of this Agreement, (iv) in the case of an Initial Request, indicate whether an Underwritten Offering is requested in connection with such Registration and (v) contain a certification of such Remaining Class 7 Holder that, as of the date of delivery of such Remaining Class 7 Holder's request pursuant to this paragraph (c), (1) such Remaining Class 7 Holder is a "Remaining Class 7 Holder" as defined in
Section 1.1 and (2) the securities identified in such request as Registrable Securities are "Registrable Securities" as defined in Section 1.1.

          (d) Limitations on Filings. Notwithstanding Section 2.1(a), the Company shall not be obligated to file a Registration Statement pursuant to this Section 2.1 (i) other than pursuant to the first Initial Request received by the Company and any Complying Responses in connection therewith (except as otherwise provided in Section 2.1(i)), (ii) with respect to any Designated Securities excluded from a Registration pursuant to Section 2.1(h), (iii) with respect to any Designated
Securities with respect to which the Company shall not have received the undertaking referred to in Section 2.5(b), (iv) with respect to any Designated Securities that shall have ceased to be Registrable Securities, (v) after such time as Designated
Securities that continue to be Registrable Securities no longer represent the Requisite Class 7 Percentage or (vi) during the 180 day period following the date on which an earlier filed
Registration Statement (other than a Registration Statement on
Form S-8) relating to shares of Common Stock or Warrants shall have become effective.

          (e) Registration Form. In the case of a Registration in connection with an Underwritten Offering that is a firm commitment underwriting, if the Company proposes to file a Registration Statement on Form S-3 (or any similar short-form
Registration Statement), the Company will comply with any request by the Managing Underwriter to use another permitted form of Registration Statement if such Managing Underwriter advises the Company in writing that, in its opinion, the use of another form of Registration Statement is of material importance to the success of the offering, in which case such Registration shall be effected on the form recommended by the Managing Underwriter.

          (f) Expenses. All Registration Expenses shall be paid by the Company.

          (g) Underwritten Offering; Managing Underwriter. If the Initial Request shall so request, the offering of Registrable
Securities pursuant to any Registration shall be an Underwritten
Offering, in which event the Company shall have the right to select a nationally recognized investment banker (or investment bankers), reasonably acceptable to Participating Holders owning a majority in number of the Included Securities, that shall manage the offering (collectively, the "Managing Underwriter"). If requested by the Managing Underwriter for any Underwritten
Offering, the Company shall enter into an underwriting agreement with the underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.5. The Participating Holders shall be parties to such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Holders and the conditions precedent to the obligations of such Participating Holders under such underwriting agreement shall be satisfactory to such Participating Holders. Such Participating Holders shall not be required to make any representations or warranties to the Company or its underwriters other than representations or warranties regarding such Participating Holder and such Participating
Holder's intended method of distribution.

          (h) Priority. In the case of a Registration in connection with an Underwritten Offering, if the Managing Underwriter shall advise the Company in writing that, in its opinion, due to market conditions, the number of shares of Common Stock or Warrants included in such Underwritten Offering should be limited to fewer than the aggregate number of Designated Securities, then (i) the Registration shall be limited to such aggregate number of securities as the Managing Underwriter shall advise and (ii) the Company will promptly give written notice of such fact to each Participating Holder, indicating the number of Designated
Securities of such Participating Holder that will be included in the Registration as so limited; provided that exclusions of Designated Securities shall be on a pro rata basis among all Participating Holders on the basis of the number of Designated
Securities of each such Participating Holder.

          (i) Delay of Filing. The Company shall be entitled to postpone for a reasonable period of time, not to exceed 180 days from the date of receipt of an Initial Request, the filing of the Registration Statement otherwise required to be filed by it pursuant to this Section 2.1 if the Board of Directors of the Company (i) in good faith determines at such time that such Regis tration and related offering would materially adversely affect or interfere with any proposed or pending financing, acquisition, corporate reorganization or other transaction or the conduct or outcome of any litigation, in each case, that involves the Company or any subsidiary thereof and is material to the Company and its subsidiaries, taken as a whole, and (ii) as promptly as practicable gives all Participating Holders written notice of such postponement, setting forth the duration of and reasons for such postponement; provided, however, that the Company shall not effect such a postponement more than once in any 360 day period.

          (j)        Revocation of Request.  In any Registration,
Participating Holders owning the Required Included Securities may, on behalf of all Participating Holders, revoke the request for such Registration, without incurring any liability to the Company or to any other Participating Holder, by providing written notice (a "Revocation Notice") to the Company at any time prior to the initial filing with the SEC of a Registration
Statement in such Registration. A request for Registration that is revoked pursuant to this Section 2.1(j) shall not constitute a request pursuant to Section 2.1(a) and the Remaining Class 7
Holders shall continue to have the right to make one request for Registration pursuant to Section 2.1(a) if such revocation is pursuant to (i) a Revocation Notice that is received by the Company within 10 Business Days of the date on which the Company shall have given written notice of postponement of the filing of the Registration Statement in such Registration pursuant to Section 2.1(i) or (ii) the first Revocation Notice to have been received by the Company in circumstances other than as described in the preceding clause (i).

               (k)  Effectiveness.  A registration requested pursuant to
Section 2.1(a) shall not be deemed to have been effected:

                    (i) unless a Registration Statement with respect thereto has been declared effective by the SEC and remains effective in compliance with the provisions of the Securities Act and the laws of any state or other jurisdiction applicable to the disposition of all Included Securities covered by such Registration Statement until such time as all of such Included Securities have been disposed of in accordance with such Registration Statement;

                    (ii) if, after it has become effective, such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental or regulatory agency or court for any reason other than a violation of applicable law solely by the holders of Included Securities and has not thereafter become effective; or

                    (iii) if, in the case of an Underwritten Offering, the conditions to closing specified in the underwriting agreement to which the Registrant(s) are party are not satisfied other than by reason of any breach or failure by the holders of the Included Securities, or are not otherwise waived.

            SECTION 2.2   Limitations on Registration Rights.

            (a) No Incidental Registrations. The Company shall not be entitled to include in a Registration any shares of Common Stock or Warrants other than the Designated Securities, nor shall any Participating Holder have the right to include any of its Registrable Securities in any Registration Statement other than pursuant to a Registration hereunder.

            (b) No Other Registration Rights. The Company will not hereafter enter into any agreement with respect to any shares of Common Stock or Warrants that grants to any Person incidental registration rights with respect to any Registration Statement pursuant to a Registration hereunder.

             SECTION 2.3 Holdback Agreements. In the case of a Registration in connection with an Underwritten Offering, each Remaining Class 7 Holder and the Company agree not to effect any sale or distribution, including any private placement or any sale pursuant to Rule 144, of any shares of Common Stock or Warrants (other than the Included Securities pursuant to such Underwritten Offering) during the seven-day period prior, and the 180-day period following, the effective date of the Registration Statement in such Registration.

             SECTION 2.4 Registration Procedures. If and whenever the Company is required to effect a Registration, the Company shall, except as provided in Section 2.1(i), as expeditiously as possible:

             (a) prepare and file with the SEC as promptly as practicable, but in any event not later than 45 days after receipt of an Initial Request, a Registration Statement on any form for which the Company then qualifies which counsel for the Company shall deem appropriate, subject to Section 2.1(e), and which form shall be available for the sale of the Included Securities in accordance with the intended methods of distribution thereof, and use all reasonable efforts to cause such Registration Statement to become effective; provided that as promptly as practicable, but in any event not later than four Business Days before filing any Registration Document with the SEC, the Company will furnish to each Participating Holder, the Managing Underwriter, if any, and one counsel selected by Participating Holders owning a majority in number of the Included Securities copies of such Registration Document, which shall be subject to review by such Persons and the Company shall not file any Registration Document to which the Managing Underwriter, if any, or Participating Holders owning a majority in number of the Included Securities or such counsel of such Participating Holders shall have reasonably objected within three Business Days after receipt of such Registration Document (provided that the fore going shall not limit the right of any Participating Holder identified in such Registration Document reasonably to object, within three Business Days after receipt of such Registration Document, to any particular information contained therein relating specifically to such Participating Holder, including any information describing the manner in which such Participating Holder acquired its Included Securities and the intended method of distribution thereof) and if the Company is unable to file any such Registration Document due to any objection as provided herein, use its best efforts to cooperate with the Managing Under writer, if any, and the Participating Holders to prepare, as promptly as reasonably practicable, a document that is satisfactory to the Company, the Managing Underwriter, if any, and the Participating Holders; provided further that if such Registration Document refers to any Participating Holder by name or otherwise as the holder of any Included Securities, then such Participating Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Participating Holder, to the effect that the holding by such Participating Holder of such securities does not necessarily make such Participating Holder a "Controlling Person" of the Company within the meaning of the Securities Act and is not to be construed as a recommendation by such Participating Holder of the investment quality of the Common Stock or the Warrants, as the case may be, covered thereby and that such holding does not imply that such Participating Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Participating Holder by name or otherwise is not required by the Securities Act or any rules and regulations promulgated thereunder, the deletion of the reference to such Participating Holder; and the Company shall notify each Participating Holder of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

          (b) prepare and file with the SEC such additional Registration Documents as may be necessary to keep the Registration Statement in such Registration effective until the earlier of (i) such time as all Included Securities have been sold and (ii) 90 days from the effective date of such Registration Statement or such longer period as may be required by the Securities Act, and comply with the provisions of the Securities Act with respect to the disposition of all Included Securities during such period in accordance with the intended methods of disposition thereof set forth in such Registration Statement;

          (c) furnish to each Participating Holder and the Managing Underwriter, if any, copies of such Registration Documents in such Registration and in such numbers as may be required by the Securities Act or as any of the foregoing may reasonably request;

          (d) use all reasonable efforts to register or qualify the Included Securities under such other state securities or "blue sky" laws of such jurisdictions as any Participating Holder or the Managing Underwriter, if any, reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable the Participating Holders and the Managing Underwriter, if any, to consummate the disposition in such jurisdictions of the Included Securities; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.4(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

          (e) use all reasonable efforts to cause the Included Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable each Participating Holder to consummate the disposition of its Included Securities;

          (f) at any time when a prospectus relating to the Included Securities is required to be delivered under the Securities Act, immediately notify each Participating Holder and the Managing
Underwriter, if any, of the happening of any event that comes to the Company's attention if as a result of such event the prospectus included in such Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will promptly prepare and furnish to each Participating Holder and the Managing Underwriter, if any, a supplement or amendment to such prospectus so that, as thereafter delivered to purchasers of Included Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (g)    use all reasonable efforts to cause the Included
Securities to be listed on each securities exchange or national market system on which the Common Stock is then listed, if any, and enter into such customary agreements including a listing application and indemnification agreement in customary form, provided that the applicable listing requirements are satisfied, and to provide a transfer agent and registrar for the Included
Securities no later than the effective date of Registration
Statement in such Registration;

          (h) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as Participating Holders owning a majority in number of the Included Securities or the Managing Underwriter, if any, reasonably request in order to expedite or facilitate the disposition of the Included Securities, including customary indemnification;

          (i) make available for inspection by any Participating Holder, the Managing Underwriter, if any, and any attorney, accountant or other agent retained by any Participating Holder or the Managing Underwriter, if any, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as shall be reasonably necessary to enable such Persons to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Person in connection with the Registration Statement in such Registration;

          (j) deliver an opinion of counsel for the Company and a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by opinions of issuer's counsel and "cold comfort" letters and such other matters as Participating
Holders owning a majority in number of the Included Securities or the Managing Underwriters, if any, reasonably request; and

          (k) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement no later than 60 days after the end of the 12-month period commencing at the end of the fiscal quarter of the Company in which the effective date of the Registration Statement shall have occurred (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities
Act and Rule 158 thereunder.

               Each Participating Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sec tion 2.4(f), such Participating Holder will forthwith discontinue disposition of its Included Securities until such Participating Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(f), and, if so directed by the Company such Participating Holder will deliver to the Company (at the Company's expense) all copies (including, but not limited to, any and all drafts), other than permanent file copies, then in such Participating Holder's possession, of the prospectus covering the Included Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 2.4(b) shall be extended by the greater of (i) 90 days and (ii) the number of days during the period from and including the date of the giving of such notice pursuant to
Section 2.4(f) to and including the date when each Participating Holder shall have received the copies of the supplemented or amended prospectus contemplated by Section 2.4(f).

              SECTION 2.5      Indemnification.

              (a) Indemnification by the Company. In any Registration, the Company will, and it hereby does, indemnify and hold harmless, to the full extent permitted by law, each Participating
Holder, its directors and officers, general partners, limited partners, managing directors, agents and representatives and each other Person who participates as an underwriter in the offering or sale of such securities and each affiliate of such Participating Holder or underwriter (and directors, officers, controlling Persons, partners, managing directors, agents and representatives of any of the foregoing), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement) to which such Participating Holder or underwriter, or any such director, officer, controlling person, partner, managing director, agent or representative may become subject under the federal securities laws, state securities or "blue sky" laws, common law or otherwise, insofar as such losses, claims, damages or liabilities
(or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Document in such Registration, (ii) any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with such Registration, and the Company will reimburse each Participating
Holder or underwriter and each such director, officer, controlling person, partner, managing director, agent or representative for any legal or any other expenses reasonably incurred by them, as and when incurred, in connection with investigating or defending such loss, claim, damage, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Document in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Participating Holder in such Participating Holder's capacity as a stockholder of the Company or any such director, officer, controlling Person, partner, managing director, agent, representative or underwriter specifically stating that it is for use in the preparation thereof;
provided further that the Company shall not be liable to any Participating Holder, any Person, if any, who participates as an underwriter in the offering or sale of Included Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, pursuant to this Section 2.5 with respect to any Registration Document, to the extent that any such loss, claim, damage or liability of such underwriter or controlling
Person results from the fact that such underwriter sold
Included Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, covering such Included Securities if the Company had previously furnished copies thereof to such underwriter and such final prospectus, as then amended or supplemented, had corrected any such misstatement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Participating Holder or underwriter or any such director, officer, controlling person, partner, managing director, agent or representative and shall survive the transfer by such Participating Holder of its Included Securities.

          (b) Indemnification by the Participating Holders and Under writers. As a condition to including any Designated Securities in any Registration, the Company shall have received an undertaking reasonably satisfactory to it from each Participating
Holder or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.5(a)) the Company and its directors, officers, controlling
Persons and all other prospective sellers (including, but not limited to, all other Participating Holders) and their respective directors, officers, general and limited partners, managing directors, and their respective controlling Persons with respect to any statement or alleged statement in or omission or alleged omission from any Registration Document in such Registration, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives through an instrument duly executed by or on behalf of such Participating Holder or underwriter specifically stating that it is for use in the preparation of such Registration Document. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Participating Holder, underwriter or any of their respective directors, officers, general or limited partners, managing directors or controlling Persons and shall survive the transfer by such Participating Holder of its Included Securities; provided, however, that no such Participating Holder shall be liable under Section 2.5 for any amounts exceeding the product of the proceeds (net of any underwriting commissions, discounts and the like) per share to be received by such Participating Holder in the sale of its Included Securities and the number of Included
Securities owned by such Participating Holder.

          (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of, written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the indemnifying party of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 2.5, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels as may be reasonably necessary. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event each Participating Holder will have the right to retain at its own expense, counsel with respect to the defense of a claim.

          (d) Other Indemnification. Indemnification similar to that specified in the preceding subsections of this Section 2.5 (with appropriate modifications) shall be given by the Company and each Participating Holder with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities
Act.

          (e) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 2.5 is for any reason held to be unavailable to an indemnified party in accordance with its terms, the Company and each Participating Holder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Participating Holder (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Participating Holder in question on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the benefits referred to in clause (i), but also the relative fault of each of the Company and the Participating Holder in question in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages and expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Participating Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company on the one hand or by the Participating Holder on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of subsection 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The foregoing contribution agreement shall in no way affect the contribution liabilities of any Person having liability under Section 11 of the Securities Act other than the Company and the Participating Holders.




                                   MISCELLANEOUS

         SECTION 3.1 Effectiveness. The terms of this Agreement shall be effective as of the Effective Date.

         SECTION 3.2 Amendments. This Agreement cannot be amended, modified or supplemented except (a) as contemplated by Section
2.1(b)(ii)(C) and (b) by a written instrument signed by the Company and the Remaining Class 7 Holders owning at the time of execution thereof not less than a majority in number of the Registrable Securities at such time, provided, however, that without the written consent of each such holder affected thereby no amendment, modification or supplement pursuant to clause (b) above may make a change that (i) increases the obligations of such holder or (ii) adversely affects the rights of such holder under Section 2.5.

         SECTION 3.3 Term of Agreement. This Agreement shall commence on the Effective Date and shall terminate, except for the provisions of Section 2.5 which shall survive such termination, on the earliest to occur of (i) the seventh anniversary of the Effective Date, (ii) the date on which the effectiveness of a Registration Statement that has become effective (within the meaning of Section 2.1(k)) in a Registration shall have been terminated and (iii) such time as the Registrable Securities no longer represent the Registration Trigger Amount.

         SECTION 3.4.     Calculation of Requisite
Class 7 Percentage and Required Included Securities.
For purposes of calculating the Required Class 7
Percentage and the Required Included Securities, and for purposes of any similar calculation or determination to be made under this Agreement, each Original Warrant to purchase one share of Common Stock shall be treated as one share of Original Common Stock.

         SECTION 3.5.     Headings.  The descriptive
headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         SECTION 3.6.    Specific Performance.
Irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and the Company and the Remaining Class 7 Holders, as the case may be, shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         SECTION 3.7.   Complete Agreement.  This
Agreement contains the entire agreement of the Company and the Old Equity Holders in respect of the subject matter contained herein and the transactions contemplated hereby. There are no restrictions, agreements, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

         SECTION 3.8.     Assignment.  The
registration and other rights provided in this Agreement, and the obligations of the Company hereunder, are not assignable to any Person (including, without limitation, any Transferee) except to the extent expressly provided in Section 2.1(b)(ii).

         SECTION 3.9.     Notices.  Any notice,
request, instruction or other document to be given hereunder shall be in writing, shall be delivered personally or sent by Federal Express or other overnight delivery service, (a) if to the Company, to Homeland Holding Corporation, 2601 Northwest
Expressway, Oil Center East, 11th Floor, Oklahoma city,
OK 73112, Attention: Secretary, or to such other address as the Company shall specify by written notice,
(b) if to any Old Equity Holder listed on Schedule I, to the address listed on such schedule and (c) if to any other Old Equity Holder or Permitted Transferee, to such address (which shall not be a post office box, but shall be an address to which overnight delivery services will deliver) as such Old Equity Holder or Permitted Transferee shall have specified in a written notice to the Company (which may be amended by subsequent written notice), a copy of which written notice shall be on file with the Secretary of the Company. Notwithstanding any other provision of this Agreement, unless and until the Company shall have received such notice of address from an Old Equity
Holder or Permitted Transferee, the Company shall have no obligation to such Old Equity Holder or Permitted Transferee with respect to the giving of any notice otherwise required hereunder. Notice shall be effective when sent in the manner, and directed as, provided above or, if delivered personally, when received.

           SECTION 3.10.    Governing Law.  This
Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to applicable principles of conflicts of laws.

           SECTION 3.11.    Severability.  Whenever
possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement, except to the extent that such prohibition or invalidity would constitute a material change in the terms of this Agreement taken as a whole.

           SECTION 3.12.    Rule 144 and Rule 144A.
The Company shall take all actions reasonably necessary to enable the Remaining Class 7 Holders to sell their Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, (ii) Rule 144A, or (iii) any similar rules or regulations hereafter adopted by the SEC, including, without limitation, filing on a timely basis all reports required to be filed under the Exchange Act. Upon the request of any such holder, the Registrant(s) shall deliver to such holder a written statement as to whether they have complied with such requirements.


          IN WITNESS WHEREOF, the Company has executed, and each Old Equity Holder by receipt of its Original
Securities is deemed to have executed, this Agreement as of the date first above written.


                                   HOMELAND HOLDING CORPORATION



                                   By:_____________________
                                      Name:
                                      Title:


                        Identified Holders


                                   Number of Shares
Holder                             of Old Common Stock

The Clayton & Dubilier             11,700,000
 Private Equity Fund III
 Limited Partnership,

 270 Greenwich Avenue
 Greenwich, CT 06830

The Clayton & Dubilier            13,153,089
 Private Equity Fund IV
 Limited Partnership

 270 Greenwich Avenue
 Greenwich, CT 06830























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